Exhibit 10.60

Montpelier Re Holdings Ltd.

February 25, 2014

William Pollett

Montpelier House

94 Pitts Bay Road

Pembroke, Bermuda  HM08

Re:  Assignment of Director Remuneration paid by Blue Capital Reinsurance Holdings Ltd.

Dear Bill:

This letter agreement relates to your service as a director on the Board of Directors of Blue Capital Reinsurance Holdings Ltd. (“BCRH”).  For so long as you serve as a director of BCRH and are an employee of Montpelier Re Holdings Ltd. (the “Company”), you hereby agree to assign to the Company your rights to any remuneration, including but not limited to cash, equity, equity-based awards and expense reimbursements, paid, payable or granted to you in your capacity as a director of BCRH.  For the avoidance of doubt, this letter agreement shall not apply to (a) reimbursement by BCRH of out-of-pocket expenses for which you personally paid or (b) any compensation payable to you by BCRH other than in your capacity as a director of BCRH.

Intending to be legally bound hereby, the parties have executed this letter agreement on the dates set forth below.

MONTPELIER RE HOLDINGS LTD.,

by
/s/ Anthony Taylor
Name: Anthony Taylor
Title: Chairman of the Board

/s/ William Pollett
William Pollett